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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated February 20, 2001 included in BioMarin Pharmaceutical Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen
San Francisco, California
December 6, 2001